UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Zomax Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZOMAX INCORPORATED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held

June 7, 2006

TO THE STOCKHOLDERS OF ZOMAX INCORPORATED:

Our 2006 Annual Meeting of Stockholders will be held in the Waterford Conference Room 1 at the Minneapolis Marriott West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota at 3:30 p.m. on Wednesday, June 7, 2006, for the following purposes:

1.             To set the number of directors at six (6).

2.             To elect directors.

3.             To ratify the appointment of independent registered public accounting firm for the year ending December 29, 2006.

4.             To take action on any other business that may properly come before the meeting or any adjournment thereof.

Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy and our 2005 Annual Report to Stockholders.

Only stockholders of record as shown on our books at the close of business on April 17, 2006 will be entitled to vote at our 2006 Annual Meeting or any adjournment thereof. Each stockholder is entitled to one vote per share on all matters to be voted on at the meeting.

You are cordially invited to attend our 2006 Annual Meeting. Whether or not you plan to attend the 2006 Annual Meeting, please sign, date and mail the enclosed form of Proxy in the return envelope provided as soon as possible. The Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. The prompt return of proxies will help us avoid the unnecessary expense of further requests for proxies.

BY ORDER OF THE BOARD OF DIRECTORS,

Anthony Angelini

President and Chief Executive Officer

Dated:    May 1, 2006

Plymouth, Minnesota

ZOMAX INCORPORATED

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

to be held

June 7, 2006

The accompanying Proxy is solicited by the Zomax Incorporated Board of Directors (the “Board” or the “Board of Directors”) for use at our 2006 Annual Meeting of Stockholders to be held on Tuesday, June 7, 2006, at the location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournment thereof.

The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

You may vote your shares by telephone, Internet or mail by following the instructions on the enclosed proxy card. If your shares are held in “street name,” you must instruct the record holder of your shares in order to vote.

Any stockholder giving a Proxy may revoke it any time prior to its use at the 2006 Annual Meeting by giving written notice of such revocation to the Secretary or any other officer of Zomax or by filing a later dated written Proxy with one of our officers. Personal attendance at the 2006 Annual Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a later dated Proxy is delivered to an officer before the revoked or superseded Proxy is used at the 2006 Annual Meeting. Proxies will be voted as directed therein. Proxies that are signed by stockholders but that lack specific instruction with respect to any proposal will be voted in favor of such proposal as set forth in the Notice of Annual Meeting or, with respect to the election of directors, in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of Zomax Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter. If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will therefore have the same effect as a vote against the proposal.

The mailing address of the principal executive office of Zomax is 5353 Nathan Lane, Plymouth, Minnesota 55442. We expect that this Proxy Statement, the related Proxy and Notice of Annual Meeting will first be mailed to stockholders on or about May 1, 2006.

OUTSTANDING SHARES AND VOTING RIGHTS

The Zomax Board of Directors has fixed April 17, 2006 as the record date for determining stockholders entitled to vote at the 2006 Annual Meeting. Persons who were not stockholders on such date will not be allowed to vote at the 2006 Annual Meeting. At the close of business on the record date, there were 32,492,412 shares of our Common Stock issued and outstanding. The Common Stock is our only outstanding class of capital stock. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the 2006 Annual Meeting. Holders of Common Stock are not entitled to cumulative voting rights.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT SHAREHOLDINGS

The following table provides information as of the record date concerning the beneficial ownership of our Common Stock by (i) the named executive officers in the Summary Compensation Table, (ii) each of our directors, (iii) the persons known by us to own more than 5% of our outstanding Common Stock and (iv) all current directors and executive officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

Name (and Address of 5% Owner) or Identity of Group	Number of Shares Beneficially Owned(1)	Percent of Class (1)
Anthony Angelini (2)	1,005,027	3.0%
Richard D. Barnes	10,000	*
Michael L. Miller (3)	157,500	*
Robert J. Rueckl	—	*
Janice Ozzello Wilcox (4)	119,250	*
Robert Ezrilov (5)	126,250	*
Howard P. Liszt (6)	185,250	*
Paul F. Foley (7)	17,750	*
Joseph J. Lahti (8)	17,000	*
Phillip T. Levin (9)	1,700,219	5.2%
FMR Corp. (10)	3,156,609	9.7%
Dimensional Fund (11)	2,828,087	8.7%
Basil P. Regan (12)	3,127,246	9.6%
All Executive Officers and Directors as a Group (9 Individuals) (13)	1,638,027	4.8%

*              Less than 1% of the outstanding shares of Common Stock.

(1)           Under the rules of the SEC, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days. Pursuant to such SEC Rules, shares deemed beneficially owned by virtue of an individual’s right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included.

(2)           Includes 37,000 shares held in a charitable trust, of which Mr. Angelini is trustee, and 919,300 shares that may be purchased by Mr. Angelini upon exercise of currently exercisable options.

(3)           Represents 157,500 shares that may be purchased by Mr. Miller upon exercise of currently exercisable options.

(4)           Includes 95,250 shares that may be purchased by Ms. Wilcox upon exercise of currently exercisable options.

(5)           Includes 82,250 shares that may be purchased by Mr. Ezrilov upon exercise of currently exercisable options.

(6)           Includes 125,250 shares that may be purchased by Mr. Liszt upon exercise of currently exercisable options.

(7)           Represents 17,750 shares that may be purchased by Mr. Foley upon exercise of currently exercisable options.

(8)           Includes 17,000 shares that may be purchased by Mr. Lahti upon exercise of currently exercisable options.

(9)           Mr. Levin’s address is 7843 Ithaca Lane N., Maple Grove, MN 55311. We have relied on information contained in the most recent Schedule 13G filed with the SEC.

(10)         According to a Schedule 13G filed with the SEC on February 14, 2006 by FMR Corp. (“FMR”) and Edward C. Johnson 3d, Chairman and principal shareholder of FMR (“Mr. Johnson”), the shares are beneficially owned by Fidelity Management & Research Company (“Fidelity Research”) as an investment adviser to Fidelity Low Priced Stock Fund (the “Fund”), with Mr. Johnson, FMR and the Fund each having sole power to dispose of such shares and the Fund having the sole power to vote or direct the vote of such shares. Fidelity Research is a wholly-owned subsidiary of FMR. The address for the filers is 82 Devonshire Street, Boston, MA 02109.

(11)         Dimensional Fund Advisors Inc. has sole voting and dispositive power over all of the shares as an investment adviser to four investment companies and as investment manager to certain other commingled group trusts and separate accounts; however, all shares are owned by the Fund. The address for Dimensional Fund is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. We have relied on information in a Schedule 13G filed with the SEC on February 6, 2006.

(12)         According to a Schedule 13G filed with the SEC on February 9, 2006 by Basil P. Regan and Regan Partners, L.P., Mr. Regan has sole voting and dispositive power over 730,100 shares and shared voting and dispositive power over 2,397,146 shares. Regan Partners, L.P., has shared voting and dispositive power over 1,992,146 shares. Mr. Regan’s address is c/o Regan Partners, L.P., 32 East 57th Street, 20th Floor, New York, NY 10022.

(13)         Includes 1,414,300 shares which may be purchased by current executive officers and directors upon exercise of currently exercisable options.

CORPORATE GOVERNANCE

Our business affairs are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board of Directors are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. The corporate governance practices that we follow are summarized below.

Independence

The Board has determined that a majority of its members are “independent” as defined by the listing standards of the Nasdaq Stock Market. Our independent directors are Robert Ezrilov, Howard Liszt, Janice Ozzello Wilcox, Paul F. Foley and Joseph J. Lahti.

Code of Ethics and Business Conduct

The Board has approved a Code of Ethics and Business Conduct, which applies to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Ethics and Business Conduct addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Code of Ethics and Business Conduct is available free of charge through our website at www.zomax.com and is available in print to any stockholder who sends a request for a paper copy to Zomax Incorporated, Attn. Investor Relations, 5353 Nathan Lane North, Plymouth, Minnesota 55442. Zomax intends to include on its website any amendment to, or waiver from, a provision of its code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K.

Meeting Attendance

Board and Committee Meetings. During fiscal 2005, the Board held eight (8) meetings. Each director attended at least 75% of the meetings of the Board and the committees on which such director served.

Annual Meeting of Stockholders. Our policy is that all directors are expected to attend our annual meetings of stockholders. Six (6) directors attended our 2005 Annual Meeting of Stockholders.

Executive Sessions of the Board

An executive session of non-management directors is held following each regular Board and committee meeting and at such other times as necessary.

Committees of the Board

Our Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Governance/Nominating Committee.

Audit Committee. During fiscal 2005, the Audit Committee was comprised of Robert Ezrilov (Chair), Paul Foley, Howard Liszt and Janice Ozzello Wilcox. Currently, the Audit Committee is comprised of Mssrs. Ezrilov (Chair), Foley and Liszt. The Audit Committee reviews, in consultation with the independent accountants, our financial statements, accounting and other policies, accounting systems and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee is responsible for the engagement of our independent accountants and reviews other matters relating to our relationship with our independent accountants. The Board has determined that Robert Ezrilov is the “audit committee financial expert” as defined by Item 401(h)(2) of Regulation S-K under the Securities Act of 1933. We acknowledge that the designation of Mr. Ezrilov as the audit committee financial expert does not impose on Mr. Ezrilov any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Ezrilov as a member of the Audit Committee and the Board of Directors in the absence of such designation or identification. The Audit Committee’s Report is included on page 13. The Audit Committee met seven (7) times during fiscal 2005.

Compensation Committee. The Compensation Committee, comprised of Joseph Lahti (Chair), Janice Ozzello Wilcox and Paul Foley, recommends to the Board of Directors from time to time the salaries to be paid to our executive officers and any plan for additional compensation it deems appropriate. In addition, this committee is vested with the same authority as the Board of Directors with respect to the granting of awards and the administration of our plans. The Compensation Committee’s Report is on page 9. The Compensation Committee met three (3) times during fiscal 2005.

Governance/Nominating Committee. The Governance/Nominating Committee is comprised of Howard Liszt (Chair), Robert Ezrilov and Joseph Lahti. The Governance/Nominating Committee selects candidates for our Board of Directors, selects members of various committees and addresses corporate governance matters. The policies of the Governance/Nominating Committee are described more fully in the Governance/Nominating Committee’s Report on page 4. The Governance/Nominating Committee met three (3) times during fiscal 2005.

Communications with the Board

Stockholders may communicate directly with the Board of Directors. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. The communication will be forwarded to the intended recipient. If no director is specified, the communication will be forwarded to the entire Board. Stockholder communications to the Board should be sent to:

Richard D. Barnes, EVP, CFO and Secretary

Confidential – Attention Board of Directors [or specify director’s name]

Zomax Incorporated,

5353 Nathan Lane North

Plymouth, MN  55442

Compensation to Non-Employee Directors

In accordance with a compensation plan for Non-Employee Directors (the “Non-Employee Directors Compensation Plan”), the Non-Employee Directors receive: (i) upon initial election, a ten-year option to purchase 32,000 shares, which option vests over a four-year period, and (ii) the annual compensation as set forth below. On May 24, 2005, the Non-Employee Directors received options in accordance with the compensation plan set forth below at $2.27 per share, the market closing price on the day of issuance.

	Annual Cash	Annual Stock Option Grants(2)
	Compensation (1)	No. of Shares	Vesting Period
Chairperson:
Board of Directors	$30,000	8,000	4 years
Audit Committee	$10,000	5,000	4 years
Compensation Committee	$3,000	2,000	4 years
Governance/Nominating Committee	$3,000	2,000	4 years

Annual Retainer	$15,000	8,000	Immediate

Committee Membership:
Audit	$10,000	5,000	4 years
Compensation	$3,000	2,000	4 years
Governance/Nominating	$3,000	2,000	4 years

(1)   Cash compensation to be paid quarterly, in advance installments, due prior to the beginning of the first day of the fiscal quarter.

(2)   Stock option grants to be issued as of the day of appointment, election or re-election to our Board of Directors and committees, or as soon thereafter as practical.

GOVERNANCE/NOMINATING COMMITTEE REPORT

The Governance/Nominating Committee is comprised of independent directors. In accordance with its written charter adopted by the Board of Directors, the Governance/Nominating Committee assists the Board of Directors with fulfilling its responsibility regarding any matters relating to corporate governance including selection of candidates for our Board of Directors. Its duties shall include oversight of the principles of corporate governance by which Zomax and the Board shall be governed; the codes of ethical conduct and legal compliance by which Zomax and its directors, executive officers, employees and agents will be governed; policies for evaluation of the Board and the chairperson;

policies for election and reelection of Board members; and policies for succession planning for the Chief Executive Officer, Board chairperson and other Board leaders. In addition, the Governance/Nominating Committee is responsible for annually reviewing the composition of the Board, focusing on the governance and business needs and requirements of Zomax, nominating and screening of Board member candidates, evaluating the performance of Board members and recommending the reelection of Board members who are performing effectively and who continue to provide a competency needed on the Board.

The Governance/Nominating Committee will consider candidates for nomination as a director recommended by stockholders, directors, third party search firms and other sources. In evaluating director nominees, a candidate should have certain minimum qualifications, including being able to read and understand basic financial statements, have high moral character and mature judgment and be able to work collegially with others. In addition, factors such as the following shall be considered:

•      appropriate size and diversity of the Board;

•      needs of the Board with respect to particular talent and experience;

•      knowledge, skills and experience of nominee;

•      familiarity with domestic and international business affairs;

•      legal and regulatory requirements;

•      appreciation of the relationship of our business to the changing needs of society; and

•      desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

Stockholders who wish to recommend one or more directors must provide written recommendation to the Secretary of Zomax. Notice of a recommendation must include the stockholder’s name, address and the number of Zomax shares owned, along with information with respect to the person being recommended, i.e. name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the prospective nominee, whether such person can read and understand basic financial statements and other board memberships, if any. The recommendation must be accompanied by a written consent of the prospective nominee to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders. Zomax may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.

Stockholders who wish to present a proposal at an annual meeting of stockholders must provide a written notice to our Secretary at the address below.

Richard D. Barnes, EVP, CFO and Secretary

Confidential – Attention Governance/Nominating Committee

Zomax Incorporated

5353 Nathan Lane North

Plymouth, MN  55442

For each proposal, the notice must include a brief description of the matter to be brought before the meeting, the reasons to bring the matter before the meeting and the stockholder’s name, address, the number of shares such stockholder owns and any material interest the stockholder may have in the proposal. The Secretary will forward the proposals and recommendations to the Governance/Nominating Committee.

 A copy of the current Governance/Nominating Committee Charter can be found on our website at www.zomax.com.

Members of the Governance/Nominating Committee

Howard P. Liszt - Chair

Robert Ezrilov

Joseph J. Lahti

ELECTION OF DIRECTORS

(Proposals #1 and #2)

Our Bylaws provide that the number of directors shall be the number set by the stockholders, which shall be not less than one. The Nominating/Governance Committee recommended to the Board of Directors that the number of directors be set at six (6) and that the persons listed below, all of whom are current directors, be selected as nominees to be elected at the Annual Meeting. Unless otherwise instructed, the Proxies will be so voted.

Under applicable Minnesota law, approval of the proposal to set the number of directors at six (6) requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, and the election of the nominees to the Board of Directors requires the affirmative vote of a plurality of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter.

In the absence of other instruction, the Proxies will be voted for each of the individuals listed below. If elected, such individuals shall serve until the next annual meeting of stockholders and until their successors shall be duly elected and shall qualify. All of the nominees are members of the current Board of Directors. If, prior to the 2006 Annual Meeting of Stockholders, it should become known that any one of the following individuals will be unable to serve as a director after the 2006 Annual Meeting by reason of death, incapacity or other unexpected occurrence, the Proxies will be voted for such substitute nominee(s) as is selected by the Board of Directors. Alternatively, the Proxies may, at the Board’s discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board of Directors has no reason to believe that any of the following nominees will be unable to serve.

Name	Age	Position with Zomax	Director Since

Anthony Angelini	42	President, Chief Executive Officer and Director	2000

Robert Ezrilov(1)(3)	61	Director	1996

Paul F. Foley(1)(2)	53	Director	2004

Joseph J. Lahti(2)(3)	45	Director	2004

Howard P. Liszt(1)(3)	59	Chairman of Board	1996

Janice Ozzello Wilcox(2)	52	Director	1996

(1)           Member of Audit Committee

(2)           Member of Compensation Committee

(3)           Member of Governance/Nominating Committee

Business Experience of the Director Nominees

Anthony Angelini has served as our Chief Executive Officer since February 2004 and as our President since January 2000. He also served as our Chief Operating Officer from January 2000 to February 2004 and as Executive Vice President - Global Operations from January 1999 to January 2000. Mr. Angelini joined Zomax as Vice President - Western U.S. and European Operations on February 1998 when Zomax acquired Primary Marketing Group, Primary Marketing Group Ltd. and Next Generation Services LLC, each of which were co-founded by Mr. Angelini.

Janice Ozzello Wilcox has served as Senior Vice President and Chief Financial Officer of Marquette Financial Companies, a diversified financial services company in Minneapolis, Minnesota, since January 1993. From April 1991 to December 1992, Ms. Wilcox served as Senior Vice President and Chief Financial Officer of Marquette Bank Minneapolis, N.A., in Minneapolis, Minnesota.

Robert Ezrilov has been employed by Cogel Management Company, an investment management company, since July 2003. From May 2001 to July 2003, he served as an independent consultant. From July 1997 to April 2001, Mr. Ezrilov served as President of Metacom, Inc. Mr. Ezrilov was self-employed as a business consultant from April 1995 to July 1997. Prior to April 1995, he was a partner with Arthur Andersen LLP, which he joined in 1966. Mr. Ezrilov also serves on the Board of Directors of C.H. Robinson Worldwide, Inc., a transportation service provider, and Christopher & Banks Corporation, an apparel retailer, both located in Minnesota.

Howard P. Liszt has served as a Senior Fellow with the University of Minnesota since January 2000. From May 1976 to December 1999, Mr. Liszt was employed with Campbell Mithun Esty, an advertising agency in Minneapolis, Minnesota, serving most recently as its Chief Executive Officer. Mr. Liszt also serves on the Board of Directors of Restore Medical, Inc. Mr. Liszt has served as Chairman of our Board since May 2004.

Paul F. Foley has served as President, Chief Executive Officer and Director of Mair Holdings, Inc., an air carrier holding company since October 1999. Mr. Foley was President and Chief Executive Officer of Mesaba Aviation from October 1999 to September 2002. He was Vice President of Operations Support at Atlas Air, Inc. from December 1996 to September 1999.

Joseph J. Lahti is the former President, Chief Executive Officer and Chairman of Shuffle Master, Inc., an equipment supplier to the gaming industry, serving there from December 1993 to February 2002. Mr. Lahti also serves on the Board of Directors of Al Frank Asset Management and Investigo.

EXECUTIVE OFFICERS

The names and ages of our current executive officers and the positions held by such officers are listed below.

Name	Age	Position

Anthony Angelini	42	President, Chief Executive Officer and Director

Richard D. Barnes	49	Executive Vice President, Chief Financial Officer and Secretary

Michael L. Miller	43	Executive Vice President – Sales, Marketing and Business Development

Anthony Angelini has served as our Chief Executive Officer since February 2004 and as our President since January 2000. He also served as our Chief Operating Officer from January 2000 to February 2004 and as Executive Vice President - Global Operations from January 1999 to January 2000. Mr. Angelini joined Zomax as Vice President - Western U.S. and European Operations on February 1998 when Zomax acquired Primary Marketing Group, Primary Marketing Group Ltd. and Next Generation Services LLC, each of which were co-founded by Mr. Angelini.

Richard D. Barnes has served as our Executive Vice President and Chief Financial Officer since August 2005. Mr. Barnes was the Chief Financial Officer of Value Vision Media, Inc. from November 1999 to July 2001. From July 2001 until November 2004, Mr. Barnes served both as Chief Financial Officer and Chief Operating Officer of ValueVision Media.

Michael L. Miller has served as our Executive Vice President since September 2002, currently serving as Executive Vice President – Sales, Marketing and Business Development. Mr. Miller was an officer of Agiliti, Inc. from November 2000 to September 2002, serving as Senior Vice President Sales & Marketing until January 2002 when he was promoted to Chief Operating Officer. From January 2000 to November 2000, Mr. Miller was Director of Online Marketing for Dell Computer Corporation. From June 1995 to January 2000, Mr. Miller served in various positions with Tech Data Corporation, most recently as Vice President of Product Marketing and OEM Sales.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid or accrued for each of our last three fiscal years to the Chief Executive Officer and to each other person who served as an executive officer during fiscal year 2005.

		Annual Compensation				Long Term Compensation
	Fiscal Year	Salary ($)	Bonus ($)		Other ($)	Options	All Other Compensation ($) (1)

Anthony Angelini	2005	450,000	—		—	150,000	4,327
President and Chief	2004	445,833	—		—	125,000	3,832
Executive Officer	2003	400,000	100,000		—	—	3,540

Richard D. Barnes	2005	86,730	60,000	(4)	—	200,000	226
Executive VP and
Chief Financial Officer(2)

Michael L. Miller	2005	300,000	—		—	90,000	3,595
Executive VP, Sales &	2004	293,750	—		—	75,000	3,621
Business Development	2003	225,000	115,000		—	—	3,032

Robert J. Rueckl	2005	118,812	—		—	—	124,080
Former Chief Financial	2004	172,084	—		—	50,000	3,457
Officer(3)

(1)           The amounts in this column for the most recently completed fiscal year represent (i) contributions to our 401(k) plan for benefit of executive officer: Mr. Angelini, $3,808; Mr. Miller, $3,115; and Mr. Rueckl, $1,413; (ii) premiums paid for life insurance in excess of $50,000 for the benefit of executive officer: Mr. Angelini, $519; Mr. Barnes, $226; Mr. Miller, $480; and Mr. Rueckl, $167; and (iii) severance payment to Mr. Rueckl in the amount of $122,500.

(2)           Mr. Barnes was appointed as an Executive Vice President and the Chief Financial Officer in August 2005.

(3)           Mr. Rueckl resigned his employment with Zomax effective as of August 12, 2005.

(4)           Mr. Barnes received a $60,000 sign-on bonus pursuant to his employment agreement with Zomax.

Option Grants During 2005 Fiscal Year

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Options Granted		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(4)	Expiration Date	5% ($)	10% ($)
Anthony Angelini	150,000	(2)	16.0%	$2.88	06/23/15	$271,682	$688,497

Richard Barnes	200,000	(3)	21.4%	$2.99	08/21/15	$376,079	$953,058

Michael L. Miller	90,000	(2)	9.6%	$2.88	06/23/15	$163,009	$413,098

Robert J. Rueckl	—		—	—	—	—	—

(1)           The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on our Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over various periods.

(2)           The options were granted on June 24, 2005 and are exercisable in four annual increments beginning on June 24, 2006. In the event of a change of control of Zomax, any unexercisable portion of the options will become immediately exercisable. See “Change of Control Arrangements.”

(3)           The options were granted to Mr. Barnes on August 22, 2005 and are exercisable in four annual increments beginning on August 22, 2006. In the event of a change of control of Zomax, any unexercisable portion of the options will become immediately exercisable. See “Change of Control Arrangements.”

(4)           Exercise price is equal to the fair market value on the date of grant.

Option Exercises During 2005 Fiscal Year and Fiscal Year-End Option Values

The following table provides information as to options exercised by the named executive officers in the Summary Compensation Table during fiscal 2005 and the number and value of options at December 30, 2005. We do not have any outstanding stock appreciation rights.

	Shares Acquired on	Value Realized	Number of Unexercised Options at December 30, 2005		Value of Unexercised In-the Money Options at December 30, 2005(1)
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Anthony Angelini	—	—	888,050	243,750	$0	$0

Richard Barnes	—	—	—	200,000	$0	$0

Michael L. Miller	—	—	138,750	226,250	$0	$0

Robert J. Rueckl	—	—	—	—	$0	$0

(1)           Value of unexercised options is calculated on the basis of the difference between the option exercise price and $2.08, the closing sale price for our Common Stock at December 30, 2005 as quoted by The Nasdaq Stock Market, multiplied by the number of shares of Common Stock underlying the option.

Compensation Committee Report on Executive Compensation

Compensation Committee Interlocks and Insider Participation. The Compensation Committee of our Board of Directors is comprised solely of independent directors. The members are Joseph J. Lahti – Chair, Paul F. Foley and Janice Ozzello Wilcox.

Overview and Philosophy. The Compensation Committee’s executive compensation policies are designed to enhance the financial performance of Zomax, and thus stockholder value, by aligning the financial interests of our key executives with those of our stockholders. Compensation of our executive officers is comprised of four parts:  base salary, annual incentive bonuses, benefits and long-term incentive opportunity in the form of stock options or restricted stock awards. In determining these four components of an executive officer’s compensation package, the Committee reviews the performance of the individual officer and Zomax, the strategic value of the particular officer, the scope of the officer’s responsibilities and results achieved and the aggregate value and cost of the officer’s compensation package.

The Compensation Committee believes that the base salaries of our executive officers for fiscal 2005 are generally comparable to base salaries of executive officers of comparable publicly-held companies. Executive officers also have the opportunity to earn cash bonuses if certain financial and/or other performance goals are met by Zomax. Long-term incentives are based on stock performance through stock options or restricted stock awards. The Compensation Committee believes that stock ownership by our executive officers is beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value. Overall, the intent is to have an emphasis on variable compensation components. The Compensation Committee believes this philosophy and structure are in the best interests of our stockholders.

Bonuses. The Committee has followed a policy of setting bonus plans for the executive officers, based on the overall performance of Zomax as well as the individual performance of the executive officers. The 2005 bonus plan had two components for cash bonuses, one based on achievement of certain performance objectives measured in the two primary areas of revenue growth and profitability, and the other involving the grant of discretionary cash bonuses. No bonuses were awarded under the 2005 bonus plan. The Committee has recently approved the 2006 Executive Officer Bonus Plan, with the primary purpose of retaining key executives while keeping them focused on strategic development and execution and conserving cash. This 2006 bonus plan provides for cash and equity incentives tied to performance. With respect to the cash incentive, up to 50 percent of an executive officer’s total cash bonus opportunity (i.e. 50-70 percent of base salary) is payable based upon the achievement of specified strategic objectives, and up to 50 percent is payable upon the achievement of a specified financial objective related to EBITDA. With respect to the equity incentive, each executive officer receives restricted stock awards of between 100,000 and 150,000 shares that vest up 50 percent upon the achievement of specified strategic objectives and up to 50 percent upon the achievement of specified financial objectives related to EBITDA, operating results and revenue.

Stock Options and Other Incentives. We have long-term incentive equity plans for executive officers and other employees. The objectives of the program are to align executive and stockholder long-term interests by creating a strong and direct link between executive pay and stockholder return, and to enable executives to develop and maintain a long-term ownership position in our Common Stock.

Our equity plans authorize the Compensation Committee of the Board of Directors to award stock options and restricted stock awards to executive officers and other employees. The options are granted at an exercise price equal to the fair market value of our Common Stock on the date of grant and generally vest over a period of three to five years. The amount of stock options and/or restricted stock awarded is generally a function of the recipient’s salary and position.

Benefits. Zomax provides medical and insurance benefits to its executive officers, which benefits are generally available to all Zomax employees. Zomax has a 401(k) plan in which all qualified employees, including the executive officers, may participate. The amounts of perquisites allowed to executive officers, as determined in accordance with rules of the SEC, did not exceed 10% of salary in fiscal 2005.

Chief Executive Officer Compensation. Anthony Angelini has served as our Chief Executive Officer since February 1, 2004. His compensation was determined in accordance with the policies described above as applicable to all executive officers. In arriving at Mr. Angelini’s compensation, the Compensation Committee took into consideration his leadership and his commitment to the development of a corporate strategy designed to generate improved financial performance. In 2005, Mr. Angelini’s base salary was set at $450,000, as it has been since February 1, 2004, and he was granted an option to purchase 150,000 shares at $2.88 per share. The Compensation Committee did not award a bonus for 2005 performance to Mr. Angelini. For additional information, see the section of this Proxy Statement entitled Executive Compensation – Employment Agreements and Termination of Employment Arrangements.

Summary. Aggregate executive compensation was $955,542 in fiscal 2005. Other than a $60,000 signing bonus given to Mr. Barnes, no bonuses were awarded to the executive officers for 2005. In addition, options to purchase an aggregate of 440,000 shares were granted to the executives of Zomax in fiscal year 2005. The Compensation Committee intends to continue its policy of paying competitive base salaries, basing bonuses on performance and granting options and/or restricted stock awards to provide long-term incentive.

Members of the Compensation Committee

Joseph J. Lahti - Chair

Paul F. Foley

Janice Ozzello Wilcox

Stock Performance Chart

The following graph compares the yearly percentage change in the cumulative total stockholder return on our Common Stock during the five fiscal years ended December 30, 2005 with the cumulative total return on the S&P 500 Composite Stock Index and the Russell 2000 Index. The comparison assumes $100 was invested on December 29, 2000 in Zomax Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

	12/29/00	12/28/01	12/27/02	12/26/03	12/31/04	12/30/05

Zomax Incorporated	$100.00	$175.15	$93.16	$109.39	$90.11	$45.61

S&P 500 Composite Stock Index	$100.00	$92.15	$71.78	$92.37	$102.41	$107.44

Russell 2000 Index	$100.00	$102.58	$81.56	$120.10	$142.12	$148.61

Employment Agreements and Termination of Employment Arrangements

Anthony Angelini. The employment agreement dated April 14, 2005, as amended, with Anthony Angelini, our President and Chief Executive Officer, provides for a one-year term, which agreement is automatically extended for additional one-year terms unless either party gives the other a three-month notice that the agreement will not be extended. Pursuant to the terms of the agreement, the initial and current base salary is $450,000. In addition, Mr. Angelini is eligible to receive an annual bonus pursuant to criteria set by the Compensation Committee each year. If Mr. Angelini’s employment is terminated by Zomax without cause, by Mr. Angelini for good reason, upon Mr. Angelini’s death or disability, by either Zomax or Mr. Angelini within one year after a change of control or as a result of Zomax giving Mr. Angelini a notice that the agreement will not be extended at the end of its current term, Mr. Angelini is entitled to (i) an amount equal to 2.125 times his then current annual base salary, (ii) acceleration of the vesting of all equity awards held by him and (iii) health care benefits for 15 months (18 months if agreement not extended because of Mr. Angelini’s death or disability). For one year following Mr. Angelini’s termination of employment with Zomax, he has agreed that he will not compete with us, solicit any of our employees to leave Zomax or interfere with our relationship with our customers.

Richard D. Barnes. The one-year employment agreement dated August 22, 2005, as amended, with Richard D. Barnes, our Executive Vice President and Chief Financial Officer, will be automatically extended for additional one-year terms unless either party gives the other a three-month notice that the agreement will not be extended. Pursuant to the terms of the agreement, the initial base salary is $275,000. In addition, Mr. Barnes is eligible to receive an annual bonus pursuant to criteria set by the Compensation Committee each year. Mr. Barnes also received a sign-on bonus of $60,000, paid upon his first day of employment with Zomax. If Mr. Barnes’ employment is terminated by Zomax without cause,  by Mr. Barnes for good reason, upon Mr. Barnes’ death or disability, by either Zomax or Mr. Barnes within one year after a change of control or as a result of Zomax giving Mr. Barnes a notice that the agreement will not be extended at the end of its current term, Mr. Barnes is entitled to (i) an amount equal to 1.5 times his then current annual base salary, (ii) acceleration of the vesting of all equity awards held by him and (iii) health care benefits for 12 months (18 months if agreement not extended because of Mr. Barnes’ death or disability). For one year following Mr. Barnes’ termination of employment with Zomax, he has agreed that he will not compete with us, solicit any of our employees to leave Zomax or interfere with our relationship with our customers.

Michael L. Miller. The employment agreement dated April 14, 2005, as amended, with Michael L. Miller, our Executive Vice President, Sales, Marketing and Business Development, provides for a one-year term, which agreement is automatically extended for additional one-year terms unless either party gives the other a three-month notice that the agreement will not be extended. Pursuant to the terms of the agreement, the initial base salary is $300,000. In addition, Mr. Miller is eligible to receive an annual bonus pursuant to criteria set by the Compensation Committee each year. If Mr. Miller’s employment is terminated by Zomax without cause, by Mr. Miller for good reason, upon Mr. Miller’s death or disability, by either Zomax or Mr. Miller within one year after a change of control or as a result of Zomax giving Mr. Miller a notice that the agreement will not be extended at the end of its current term,  Mr. Miller is entitled to (i) an amount equal to 1.5 times his then current annual base salary, (ii) acceleration of the vesting of all equity awards held by him and (iii) health care benefits for 12 months (18 months if agreement not extended because of Mr. Miller’s death or disability). For one year following Mr. Miller’s termination of employment with Zomax, he has agreed that he will not compete with us, solicit any of our employees to leave Zomax or interfere with our relationship with our customers.

Robert Rueckl. Zomax entered into a Separation Agreement and Release with Robert Rueckl, formerly our Chief Financial Officer, which provided that, effective August 12, 2005, Mr. Rueckl’s employment with Zomax was terminated. Pursuant to the agreement, Mr. Rueckl received a severance payment equal to 0.7 times his base salary and all outstanding stock options held by Mr. Rueckl became fully vested at that time. Zomax and Mr. Rueckl also agreed to a mutual release of claims against one another.

Change of Control Arrangements

Our 1996 Stock Option Plan (the “1996 Plan”) provides that, in the event of an acquisition of Zomax through the sale of substantially all of our assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of Zomax (“change of control”), all outstanding options under the 1996 Plan shall become exercisable in full. Options granted outside of the 1996 Plan have similar change of control provisions. The acceleration of the exercisability of outstanding options may be limited, however, if such acceleration would subject a participant to an excise tax imposed upon “excess parachute payments.”  The Board may also decide to take certain additional actions, such as termination of the 1996 Plan, providing cash or stock valued at the amount equal to the excess of the fair market value of the stock over the exercise price, or allow exercise of the options for stock of the succeeding company. Our 2004 Equity Incentive Plan provides that, unless otherwise provided in an agreement with a participant, the Board has complete discretion as to the outstanding awards in the event of a change of control transaction. The employment agreements with each of our current executive officers contain change of control provisions as described above.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of the our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, we believe that, during fiscal year 2005, all officers, directors and greater than ten-percent beneficial owners complied with the applicable filing requirements.

Certain Transactions

During fiscal 2005, Zomax had the following transactions with Phillip T. Levin, a principal stockholder and former director of Zomax:

•      Pursuant to an Office/Warehouse Lease, as amended (the “Lease”), between Zomax and Nathan Lane Partnership, LLP, of which Mr. Levin owns a one-third interest, we lease approximately 82,000 square feet of space. The base rent under the Lease is $8.03 per net rentable square foot per annum, and we are obligated to pay taxes and operating expenses. The Lease expires on December 31, 2006.

•      RNR, Inc., of which Mr. Levin is the Chief Executive Officer, a director and sole shareholder, purchases products from Zomax from time to time. Sales to RNR during 2005 were $44,000. We believe that the terms of these transactions were no more favorable than sales to other parties.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal #3)

General

Deloitte & Touche, LLP serve as our independent registered public accounting firm. A representative of Deloitte & Touche is expected to be present at the 2006 Annual Meeting and will be given an opportunity to make a statement regarding financial and accounting matters of Zomax, if he or she so desires, and will be available to respond to appropriate questions from our stockholders.

The Audit Committee recommended the appointment of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 29, 2006, and the Board of Directors recommends that the stockholders ratify such appointment. The ratification of Deloitte & Touche as the independent registered public accounting firm for Zomax requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting, provided that such majority must be greater than 25% of our outstanding shares.

Audit Fees

We paid the following fees to Deloitte & Touche, LLP for fiscal years 2004 and 2005:

	2004	2005
Audit Fees	$366,708	$1,012,805
Audit-Related Fees	2,507	0
Tax Fees	83,379	228,313
All Other Fees	30,850	111,829
	$483,444	$1,352,947

Audit fees are for professional services rendered for the audit of our annual financial statements, our controls and procedures and review of financial statements included in our Forms 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, including services for Sarbanes-Oxley compliance. The 2005 audit fees include fees related to the 2004 year-end audit, including fees associated with the restatement of certain financial information. Audit-related fees are primarily for services in connection with various merger and acquisition related activities. Tax fees include fees for services provided in connection with tax planning, tax compliance and foreign tax issues. All other fees are primarily for litigation support in 2004. The 2005 all other fees are primarily for due diligence in connection with the review of potential acquisitions and litigation support.

The Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining accountants’ independence and has determined that such services are compatible with maintaining accountants’ independence.

Pre-Approval of Audit Fees

Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for Zomax by its independent public accounting firm or any other auditing or accounting firm.

Report of Audit Committee

The Board of Directors maintains an Audit Committee comprised of three of the outside directors of Zomax. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committees, Rule 4350(d)(2), including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(14).

In accordance with its written charter (set forth in Appendix A hereto) adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of Zomax. In performing its oversight responsibilities regarding the audit process, the Audit Committee:

(1)           reviewed and discussed the audited financial statements with management;

(2)           discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

(3)           reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No.1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

During 2005, management completed the documentation, testing and evaluation of Zomax’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee met periodically, both independently and with management, to review and discuss Zomax’s progress on complying with Section 404, including the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 2 regarding the audit of the internal control financial reporting. The Audit Committee also met periodically with Deloitte & Touche, LLP, Zomax’s independent registered public accounting firm to discuss Zomax’s internal controls and the status of its Section 404 compliance efforts. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of Zomax’s internal control over financial reporting. The Audit Committee continues to oversee Zomax’s efforts related to its internal controls.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2005, as filed with the Securities and Exchange Commission.

Members of the Audit Committee

Robert Ezrilov – Chair

Paul F. Foley

Howard P. Liszt

OTHER BUSINESS

Management knows of no other matters to be presented at the 2006 Annual Meeting. If any other matter properly comes before the 2006 Annual Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a stockholder of Zomax and intended to be presented at the 2007 Annual Meeting must be received by Zomax by January 2, 2007 to be included in our proxy statement and related proxy for the 2007 Annual Meeting. If a shareholder proposal intended to be presented at the 2007 Annual Meeting but not included in the proxy materials is received by us after March 17, 2007, then management named in our proxy for the 2007 Annual Meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting.

ANNUAL REPORT

A copy of our Annual Report to Stockholders for the fiscal year ended December 30, 2005, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

FORM 10-K

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 30, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-K. WE WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-K AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER OF ZOMAX INCORPORATED, 5353 NATHAN LANE, PLYMOUTH, MINNESOTA 55442. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF APRIL 17, 2006, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS.

BY ORDER OF THE BOARD OF DIRECTORS

Anthony Angelini

President and Chief Executive Officer

Dated:  May 1, 2006

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF ZOMAX INCORPORATED

I.              PURPOSE

The primary function of the Audit Committee of Zomax Incorporated (the “Company”) is to provide oversight responsibilities by reviewing:  the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•              Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•              Coordinate, review and appraise the audit efforts of the Company’s independent accountants.

•              Communicate directly with the independent accountants, the financial and senior management, and the Board of Directors regarding the matters related to the Committee’s responsibilities and duties.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section III of this Charter.

II.            MEMBERSHIP

The Committee shall be comprised of three or more directors elected by the Board, each of whom shall be independent (as such term is defined by applicable laws and regulations or the Company’s corporate governance policies, if any). Committee members shall serve until the next annual organizational meeting of the Board, or until their successors are duly elected and qualified. The Chair of the Committee shall be elected by the Board. In the absence of the election of a Chair by the Board, the members of the Committee shall elect a Chair by majority vote of the Committee membership. In addition, no member of the Audit Committee shall receive any compensation whatsoever from the Company other than compensation paid to such member as a director of the Company and member of one or more committee of the Company’s Board of Directors.

All Committee members shall have a working familiarity with basic finance and accounting practices and shall be able to read and understand financial statements at the time of their appointment to the Committee. At least one member of the Committee shall be an “audit committee financial expert”, as such term is defined in applicable regulations of the Securities and Exchange Commission and The Nasdaq Stock Market, Inc.

III.           RESPONSIBILITIES AND DUTIES

Documents/Reports Review

•              Review and update this Charter periodically, at least annually, as conditions dictate.

•              Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants or management.

•              Review with the independent accountants any release of earnings prior to its issuance and any Form 10-Q or 10-K prior to its filing. The Chair of the Committee may represent the entire Committee for purposes of this review.

•              Review with management any public disclosure or discussion of information pertaining to demand for Company products, business of significant customers, earnings, revenues and corporate projections regarding these and other areas material to the Company’s business. Such review shall be conducted in a timely manner prior to the public release of the information.

Independent Accountants

•              Appoint, compensate and oversee the Company’s independent auditors. The Company’s independent auditors shall report directly to the Committee. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants’ independence.

•              Review the performance of the independent accountants and discharge the independent accountants when circumstances warrant.

•              Periodically consult with the independent accountants out of the presence of management regarding the adequacy of internal controls and the fullness and accuracy of the Company’s financial statements.

•              Pre-approve all audit services and non-audit services to be performed by the Company’s independent auditors.

•              Discuss with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented.

•              Obtain and review the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented.

Audit Committee Report

•              Prepare an annual Audit Committee Report to be presented to the Board. The Committee will prepare the Audit Committee Report with the understanding that its representations will in used by the Board and the Company to comply with Item 306 of Regulation S-K and Item 7(d)(3) of Schedule 14A as those regulations affect the Company.

Related-Party Transactions

•              Review and approve all related-party transactions to which the Company may be a party prior to their implementation to assess whether such transactions meet applicable legal requirements.

Financial Reporting Processes

•              In consultation with the independent accountants and management, review the integrity of the Company’s financial reporting processes, both internal and external.

•              Consider and revise, if appropriate, the Company’s auditing and accounting principles and practices.

•              Consider the adequacy of the financial and accounting staff.

Ethical and Legal Compliance

•              Review, at least annually, the Company’s Code of Ethics and Business Conduct as it relates to the Company’s financial reporting process and internal control system.

•              Ensure that management has the proper review system in place to ensure that Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

•              Prior to the filing of any quarterly or annual report with the SEC, review with Company’s legal counsel any legal matter that could have a significant impact on the Company’s quarterly or annual reports.

•              Establish and maintain procedures for efficiently responding to complaints received by the Company regarding accounting, internal accounting controls and auditing. At a minimum, these procedures shall allow employees to submit concerns regarding questionable accounting and auditing matters on a confidential, anonymous basis.

•              Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

IV.           AUTHORITY

The Audit Committee shall have the authority as and when it shall determine to be necessary or appropriate to the functions of the Audit Committee, to:

i.      At the expense of the Company, to consult with the Company’s outside legal counsel and other advisors or to engage independent consultants and advisors, including legal and financial advisors, to assist it with its functions;

ii.     To request from the Chief Executive Officer, the Chief Financial Officer and such other members of Company management as the Committee shall deem appropriate advice and information, orally or in writing, concerning the Company’s business operations and financial condition relevant to the functions of the Committee.

V.            MEETINGS AND MINUTES

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet periodically with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

The Audit Committee will maintain written minutes of its meeting. Such minutes will be provided to the Board of Directors, and filed with the minutes of the meetings of the Board of Directors.

VI.           MANAGEMENT COOPERATION

Management of the Company is requested to cooperate with the Audit Committee, and to render assistance to the Audit Committee as it shall request in carrying out its functions.

ZOMAX INCORPORATED

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, June 7, 2006
3:30 PM
Minneapolis Marriott West
Waterford Conference Room 1
9960 Wayzata Boulevard
St. Louis Park, Minnesota 55426

Zomax Incorporated
5353 Nathan Lane, Plymouth, Minnesota 55442	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 7, 2006.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Anthony Angelini and Richard Barnes, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions

There are three ways to vote your Proxy	COMPANY #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK *** EASY *** IMMEDIATE

•                  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 6:00 p.m. (CT) on Tuesday, June 6, 2006.

•                  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET – http://www.eproxy.com/zomx/  – QUICK *** EASY *** IMMEDIATE

•                  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 6:00 p.m. (CT) on Tuesday, June 6, 2006.

•                  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

•                  Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Zomax Incorporated, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. To set the number of directors at six (6)	☐	For	☐	Against	☐	Abstain

2.   Election of six directors:

01	Anthony Angelini	04	Howard P. Liszt	☐	Vote FOR	☐	Vote WITHHELD
02	Janice Ozzello Wilcox	05	Paul F. Foley		all nominees		from all nominees
03	Robert Ezrilov	06	Joseph J. Lahti		(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

3. Ratify the appointment of Deloitte & Touche, LLP as the company’s independent registered public accounting firm for fiscal year ending December 29, 2006.	☐	For	☐	Against	☐	Abstain

In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR EACH PROPOSAL.

Address change? Mark Box Indicate changes below:	☐	Dated:

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.